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          EMPLOYEE AND NON-EMPLOYEE DIRECTOR NON-CASH COMPENSATION PLAN


         The purpose of The Bancorp.com, Inc. Employee and Non-Employee Director Non-Cash Compensation Plan (the "PLAN") is to provide (i) designated employees of The Bancorp.com, Inc. (the "COMPANY") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "BOARD") with the opportunity to receive stock awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

         1.       ADMINISTRATION

                  (a) Committee. The Plan shall be administered and interpreted by the Board or by a committee or individual appointed by the Board. After an initial public offering of the Company's common stock or Series A preferred stock as described in Section 16(b) (a "PUBLIC OFFERING"), the Plan shall be administered by a committee, which may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") if required by the rules, regulations or policies (the "RULES") of any securities exchange on which the Company's common or preferred stock is listed, or of any automated inter-dealer quotation system on which the Company's common or preferred stock is quoted. However, the Board may ratify or approve any grants as it deems appropriate. If a committee or individual administers the Plan, references in the Plan to the "Board," as they relate to Plan administration, shall be deemed to refer to the committee or individual.

                  (b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable restriction period, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

                  (c) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

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         2.       GRANTS

                  All awards of preferred stock hereunder ("GRANTS") shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the "GRANT INSTRUMENT"). The Board shall approve the form and provisions of each Grant Instrument. Grants need not be uniform as among the grantees.

         3.       SHARES SUBJECT TO THE PLAN

                  (a) Shares Authorized. Subject to adjustment as described below, the Company may issue up to 50,000 shares of its Series A preferred stock pursuant to this Plan, subject to adjustment as described below. After a Public Offering, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be subject to any limitations imposed by the Rules. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent any stock awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

                  (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,
(ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a classification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share (if any shall be specified) of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind of value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

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         4.       ELIGIBILITY FOR PARTICIPATION

                  (a) Eligible Persons. All employees of the Company and its subsidiaries ("EMPLOYEES"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("NON-EMPLOYEE DIRECTORS") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("KEY ADVISORS") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

                  (b) Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Non-Employee Directors and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as "GRANTEES."

         5.       STOCK GRANTS

                  The Board may Grant shares of Company Stock to an Employee, Non-Employee Director or Key Advisor upon such terms as the Board deems appropriate. The following provisions are applicable to these Grants:

                  (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions as determined by the Board. The Board may establish conditions under which restrictions on Grants shall lapse over a period of time or according to such other criteria as the Board deems appropriate. The period of time during which the Grants will remain subject to restrictions will be designated in the Grant Instrument as the "RESTRICTION PERIOD."

                  (b) Number of Shares. The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Grant.

                  (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company during a period designated in the General Instrument as the Restriction Period, or if other specified conditions are not met, the Grant shall terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.



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                  (d) Restrictions on Transfer and Legend on Stock Certificate.
During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares underlying the Grant except (i) by will or by the laws of descent and distribution or (ii) if permitted in any specific case by the Board, pursuant to a domestic relations order or (iii) otherwise as may be permitted by the Board. Each certificate for Company Stock issued or transferred by a Grant shall contain a legend giving appropriate notice to the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Board may determine that the Company will not issue certificates for Grants until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Grants until all restrictions on such shares have lapsed.

                  (e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall have the right to vote shares subject to Grants and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

                  (f) Lapse of Restrictions. All restrictions imposed on Grants shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Grants, that the restrictions shall lapse without regard to any Restriction Period.

         6.       WITHHOLDING OF TAXES

                  (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

                  (b) Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

         7.       RIGHT OF FIRST REFUSAL; REPURCHASE RIGHT

                  (a) Offer. Prior to a Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (a) the name of the proposed transferee of the Company Stock; (b) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered; (c) the proposed price; (d) all other terms of the proposed transfer; and (e) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Company shall have the option to purchase all or part of such Company Stock on the same terms and conditions of the offer or at the then current fair market value as determined by the Board and may pay such price in installments over a period not to exceed four years, at the discretion of the Board.

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                  (b) Sale. In the event the Company (or a stockholder, as
described below) does not exercise the option to purchase Company Stock, as provided above, the individual shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (a) at the price and on the terms of the transfer set forth in the written notice to the Company, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided above.

                  (c) Assignment of Rights. The Board, in its sole discretion, may waive the Company's right of first refusal and repurchase right under this
Section 7. If the Company's right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to the remaining preferred stockholders or to the common stockholders of the Company in the same proportion that each stockholder's stock ownership bears to the stock ownership of all the stockholders of the class, as determined by the Board. To the extent that a stockholder has been given such right and does not purchase his or her allotment, and the Board so determines in its discretion, the other stockholders shall have the right to purchase such allotment on the same basis.

                  (d) Purchase by the Company. Prior to a Public Offering, if a Grantee ceases to be employed by, or provide services to, the Company, the Company shall have the right to purchase all or part of any Company Stock distributed to him or her under this Plan at its then current fair market value (as determined by the Board) or at such other price as may be established in the Grant Instrument; provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

                  (e) Public Offering. On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 7.

                  (f) Stockholder's Agreement. Notwithstanding the provisions of this Section 7, if the Board requires that a Grantee execute a stockholder's agreement with respect to any Company Stock distributed pursuant to this Plan, which contains a right of first refusal or repurchase right, the provisions of this Section 7 shall not apply to such Company Stock, unless the Board determines otherwise.


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         8.       CHANGE OF CONTROL OF THE COMPANY

                  As used herein, a "Change of Control" shall be deemed to have occurred if:

                  (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are stockholders on the effective date of the Plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding voting securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

                  (b) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

         9.       CONSEQUENCES OF A CHANGE OF CONTROL

                  (a) Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control and (ii) the restrictions and conditions on all outstanding Grants shall immediately lapse.

                  (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Grants shall be converted to Grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

                  (c) Limitations. Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in this Plan (including without limitation actions described in subsection (b) above) that would make the Change of Control ineligible for pooling of interests accounting treatment, if such treatment would otherwise be available, or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.



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         10.      REQUIREMENTS FOR ISSUANCE OR TRANSFER OF SHARES

                  (a) Stockholder's Agreement. The Board my require that a Grantee execute a stockholder's agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed pursuant to this Plan.

                  (b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

                  (c) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the "MARKET STANDOFF PERIOD"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

         11.      AMENDMENT AND TERMINATION OF THE PLAN

                  (a) Amendment. The Board may amend or terminate this Plan at any time; provided, however, that the Board shall not amend this Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable Rules.

                  (b) Termination of Plan. This Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless this Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

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                  (c) Termination and Amendment of Outstanding Grants. A
termination or amendment of this Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

                  (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12.      FUNDING OF THE PLAN

                  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         13.      RIGHTS OF PARTICIPANTS

                  Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be awarded a Grant under this Plan. Neither this Plan or any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         14.      NO FRACTIONAL SHARES

                  No fractional shares of Company Stock shall be issued or delivered pursuant to this Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15.      HEADINGS

                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.


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         16.      EFFECTIVE DATE OF THE PLAN

                  (a) Effective Date. This Plan shall be effective on the later of the date it is approved by the stockholders or the date upon which the Company Stock is established as part of the Company's authorized capital.

                  (b) Public Offering. The provisions of this Plan that refer to a Public Offering, or that refer to, or are applicable to persons subject to,
Section 16 of the Exchange Act or Section 162(m) of the Code, shall be effective, if at all, upon the initial registration of the Company Stock or the Company's common stock under Section 12 of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

         17.      MISCELLANEOUS

                  (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to make awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a grant made or stock option granted to such person by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by this Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute Grants.

                  (b) Compliance with Law. This Plan and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, after a Public Offering it is the intent of the Company that this Plan and all transactions under this Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that this Plan and applicable Grants under this Plan comply with the applicable provisions of Section 162(m) or 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or
Section 162(m) or 422 of the Code as set forth in this Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

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                  (c) Employees Subject to Taxation Outside the United States.
With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

                  (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.












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